Exhibit 23.4

ANKURA CONSULTING GROUP, LLC’S CONSENT

DowDuPont Inc.:

Regarding this Registration Statement on Form S-8 for DowDuPont Inc. (the “Registration Statement”), Ankura Consulting Group, LLC (“Ankura”) hereby consents to the incorporation by reference in the Registration Statement of the use of Ankura’s name and the reference to Ankura’s reports appearing in the Annual Report on Form 10-K of DowDuPont Inc. for the year ended December 31, 2018.

/s/ B. Thomas Florence
B. Thomas Florence
Senior Managing Director
Ankura Consulting Group, LLC
May 31, 2019